Exhibit 99.1

News Release

FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Investors	Rob Cherry (281) 591-4560
Media	Ellen Bates (281) 445-6559

FMC Technologies to Present at Pareto Securities’ 14th Annual Oil and Offshore Conference

HOUSTON, August 17, 2007 – FMC Technologies, Inc. (NYSE: FTI) announced today that Tore Halvorsen, Senior Vice President, Global Subsea Production Systems, will address attendees at the following event:

Analyst Conference:	Pareto Securities’14th Annual Oil and Offshore Conference Holmenkollen Park Hotel

Oslo, Norway

Thursday, August 30, at 12:05 P.M. CEST

Presentation: Presentation slides will be available at the time of the event and can be accessed using the following URL: http://ir.fmctechnologies.com

FMC Technologies, Inc. (NYSE:FTI) is a leading global provider of technology solutions for the energy industry and other industrial markets. The Company designs, manufactures and services technologically sophisticated systems and products such as subsea production and processing systems, surface wellhead systems, high pressure fluid control equipment, measurement solutions, and marine loading systems for the oil and gas industry. The Company also produces food processing equipment for the food industry and specialized equipment to service the aviation industry. Twice named as the Most Admired Oil and Gas, Equipment Service Company by FORTUNE magazine, FMC Technologies employs approximately 11,000 people and operates 33 manufacturing facilities in 19 countries. For more information please visit www.fmctechnologies.com.

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